EXHIBIT 99.1


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W. R. Berkley Corporation               NEWS
475 Steamboat Road                      RELEASE
Greenwich, Connecticut 06830
(203) 629-3000
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FOR IMMEDIATE RELEASE                   CONTACT:
                                        Eugene G. Ballard
                                        Chief Financial Officer
                                        203-629-3000


                       W. R. BERKLEY CORPORATION APPOINTS
                          MARY C. FARRELL AS A DIRECTOR

     Greenwich, CT, March 7, 2006 -- W. R. Berkley Corporation (NYSE: BER) today announced the appointment of Mary C. Farrell to its Board of Directors, restoring the number of board members to ten and increasing the number of independent directors to eight.

     Ms. Farrell, a consultant to the financial services industry since 2005, retired in July 2005 from UBS, where she served as a Managing Director, Chief Investment Strategist for UBS Wealth Management USA and Co-Head of UBS Wealth Management Investment Strategy & Research Group.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance, and international.